UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 30, 2026

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2026, the Board of Directors (the “Board”) of Proficient Auto Logistics, Inc. (the “Company”) increased the size of the Board and appointed Steven Hansen (“Mr. Hansen”) to serve as a member of the Board, effective immediately, until the Company’s annual meeting of stockholders to be held in 2027.

Mr. Hansen is a co-founder of Hansen & Adkins, Inc. (“H&A”), a finished-vehicle logistics and automobile transportation company, which was acquired by the Company in August 2026. Mr. Hansen served in various roles with H&A and its subsidiaries since he co-founded H&A in 1994. Mr. Hansen is a founding member and founding chairman of the Auto Haulers Association of America and currently serves on its board of directors. His experience includes automobile transportation operations, fleet maintenance, risk management, finance, personnel management, insurance, and U.S. Department of Transportation regulations. Mr. Hansen earned a Bachelor of Science in Public Administration from the University of Southern California. We believe that Mr. Hansen’s long and extensive experience in the auto hauling business qualifies him to serve as a director of the Company.

Pursuant to an employment agreement, dated August 14, 2026 (the “Employment Agreement”), Mr. Hansen agreed to provide advisory services to the Company from August 14, 2026 through December 31, 2026. The Employment Agreement provides for compensation at a prorated annual rate of $250,000 and includes medical and dental insurance benefits. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. There are currently no arrangements or understandings between Mr. Hansen and any person pursuant to which Mr. Hansen was selected as a director.

On August 14, 2026, the Company entered into (i) three lease arrangements with 3611 Farquhar Investments, LLC (the “Farquhar Leases”), and (ii) one lease arrangement with 480 Dick Buchanan Street, LLC (the “Buchanan Lease”). Each lease has an initial term commencing on August 13, 2026 and expiring December 31, 2027. Each lease provides the Company, as lessee, with five options to extend the term for two years each. The leases contain specified termination rights relating to, among other things, tenant defaults, casualty, condemnation, hazardous-substance conditions and certain required capital expenditures, subject to their applicable notice, cure and other conditions. Mr. Hansen owns a 50% equity interest in each of these lessors. The aggregate annual value of the leases with 3611 Farquhar Investments, LLC is approximately $1,200,000 and the aggregate annual value of the lease with 480 Dick Buchanan Street, LLC is approximately $180,000. The foregoing descriptions of the Farquhar Leases and the Buchanan Lease are not complete and are qualified in their entirety by reference to the full text of the lease agreements, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K.

As set forth in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 10, 2026 and August 14, 2026, Proficient Services, Inc., a wholly owned subsidiary of the Company, acquired Hansen & Adkins Auto Transport, LLC and certain affiliated entities, pursuant to that certain Equity Purchase Agreement, dated August 10, 2026 (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company paid an upfront purchase price of approximately $130 million, including assumed debt of approximately $75 million. Of the approximately $55 million remaining, 421,354 shares of common stock of the Company were issued to Mr. Hansen and approximately $52 million was paid in cash (subject to customary post-closing adjustments set forth in the Purchase Agreement). The terms of the Purchase Agreement also provide for potential earnout payments of up to approximately $22.1 million, of which $2 million would be payable in shares of common stock to Mr. Hansen with the remainder payable in cash. Other than the Farquhar Leases, the Buchanan Lease and the Purchase Agreement, there are no current or proposed transactions in which Mr. Hansen has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K.

In light of the various agreements between the Company and Mr. Hansen, the Board has determined that Mr. Hansen is not independent under the applicable rules of The Nasdaq Stock Market LLC. Accordingly, Mr. Hansen is not expected to be appointed to serve on any committees of the Board. Mr. Hansen has also agreed to waive all compensation payable by the Company in connection with his service on the Board. The Company and Mr. Hansen entered into the Company’s standard indemnification agreement, the form of which is incorporated by reference as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 7.01	Regulation FD Disclosure

On October 30, 2026, the Company issued a press release announcing the appointment of Mr. Hansen to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of August 13, 2026, by and among Steven Hansen, Hansen & Adkins Auto Transport, LLC, and the Company.
10.2	Standard Industrial/Commercial Single-Tenant Lease (3552 Green Avenue), dated as of August 10, 2026, by and between 3611 Farquhar Investments, LLC and Hansen & Adkins Auto Transport, LLC.
10.3	Standard Industrial/Commercial Single-Tenant Lease (351 Martin Palmer Drive), dated as of August 10, 2026, by and between 3611 Farquhar Investments, LLC and Hansen & Adkins Auto Transport, LLC.
10.4	Standard Industrial/Commercial Single-Tenant Lease (1814 Westfield Loop Road), dated as of August 10, 2026, by and between 3611 Farquhar Investments, LLC and Hansen & Adkins Auto Transport, LLC.
10.5	Standard Industrial/Commercial Single-Tenant Lease (480 Dick Buchanan Street), dated as of August 10, 2026, by and between 480 Dick Buchanan Street, LLC and Hansen & Adkins Auto Transport, LLC.
99.1	Press release, dated October 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026.

Proficient Auto Logistics, Inc.

By:	/s/ Brad Wright
Brad Wright
Chief Financial Officer and Secretary

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